UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Reported Event): November 19, 2015 (November 13, 2015)

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
(281) 897-7788
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On November 13, 2015, Matthew J. Espe joined the board of directors (the “Board”) of NCI Building Systems, Inc. (“NCI” or the “Company”) as a Class I director of the Company and as a member of the Compensation Committee and Affiliate Transactions Committee. Mr. Espe, along with the other Class I directors, will stand for re-election at the Company’s annual meeting of stockholders in 2018.
The Board determined that Mr. Espe will be an “independent” director, as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under NYSE listing standards.
Mr. Espe will receive compensation in accordance with the Company’s standard director compensation arrangement as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2015, and as described in Part II, Item 5, “Other Information” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 2, 2015, filed with the SEC on September 4, 2015. In connection with his directorship, Mr. Espe will enter into a standard indemnification agreement with the Company, which form is filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2009, and is incorporated herein by reference.
Item 8.01 Other Events.
On November 19, 2015, the Company issued a press release regarding Mr. Espe’s membership to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that NCI expressly states that such information is to be considered “filed” under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 19, 2015.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
	Name:	Todd R. Moore
	Title:	Executive Vice President, General Counsel & Secretary
November 19, 2015

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 19, 2015.